Exhibit (a)(1)(iii)
Letter of Transmittal
Regarding Shares in Willow Tree Capital Corporation
Tendered Pursuant to the Offer to Purchase
Dated June 25, 2026
The Offer and withdrawal rights will expire on July 29, 2026 and this Letter of Transmittal must be received by
the Company’s Transfer Agent, either by mail or by e-mail, by 11:59 p.m.,
Eastern Time, on July 29, 2026, unless the Offer is extended
Complete this Letter of Transmittal and follow the Transmittal
Instructions included herein
Dear Shareholders:
The undersigned hereby tenders to Willow Tree Capital Corporation, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is incorporated in Maryland (the “Company”), the shares of common stock, par value $0.01 in the Company (the “Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated June 25, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.
The undersigned understands that if the undersigned purchased shares subject to a lock-up period pursuant to the subscription agreement that the undersigned entered into when the undersigned purchased shares, the shares are ineligible to be repurchased until the end of the lock-up period.
The undersigned hereby sells to the Company the Shares or portion thereof tendered hereby pursuant to the Offer.
The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any of the Shares or portions thereof tendered hereby.
The undersigned understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. The undersigned understands that the payment of the purchase price (as set forth in the Offer to Purchase) for the Shares accepted for purchase by the Company will be made by the Company promptly in the form of a non-transferrable, non-interest bearing promissory note (a “Note”) following the expiration of the Offer. The undersigned acknowledges that State Street Bank and Trust Company, the Company’s transfer agent, will hold the Note on behalf of the undersigned. Following the determination of the purchase price, payment of the purchase price for the Shares tendered by the undersigned will be made on behalf of the Company by check, ACH, or wire transfer to the account identified by the undersigned below.
If the undersigned participates in the Company’s distribution reinvestment plan, the undersigned will continue to participate in the distribution reinvestment plan unless the Company is otherwise notified by State Street Bank and Trust Company, the distribution reinvestment plan administrator. Notwithstanding the foregoing, if the undersigned tenders all of their Shares in the Offer (whether or not the Company accepts all such Shares for payment pursuant to the Offer), the undersigned’s participation in the distribution reinvestment plan will automatically cease with respect to distributions scheduled to be paid after the Expiration Date.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: July 31, 2026
TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), July 29, 2026
PARTS 1, 2, 3, 4, AND 5 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST
If You Invest In The Company Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Company’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.
PLEASE SEND COMPLETED FORMS TO STATE STREET BANK AND TRUST COMPANY AT:

Regular Mail:	State Street Bank and Trust Company Attn: Willow Tree Capital Corporation P.O. Box 5493 Boston, MA 02206

Overnight Mail:	State Street Bank and Trust Company Attn: Willow Tree Capital Corporation 1776 Heritage Drive JAB/3 North Quincy, MA 02171

E-mail:	WillowTreeBDCTA_INQ@statestreet.com
PART 1 - NAME (AS IT APPEARS ON YOUR WILLOW TREE CAPITAL CORPORATION STATEMENT) AND CONTACT INFORMATION

Account Name/Registration:

Account #:

Address:

City, State, Zip:

Telephone Number:

E-mail Address:
PART 2 - REQUESTED TENDER AMOUNT
Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

Full Repurchase

Partial Repurchase* of ____# Shares (please only provide a number of Shares, not a dollar amount)

OTHER TENDER OFFER CONSIDERATIONS
(select only one)
Our share repurchase plan contains limitations on the number of shares that can be repurchased under the share repurchase plan during any quarter. In addition to these limitations, we cannot guarantee that we will have sufficient funds to accommodate all repurchase requests made in any applicable repurchase period and we may elect to repurchase fewer shares than have been requested in any particular quarter, or none at all. If the number of shares subject to repurchase requests exceeds the then applicable limitations, or if we otherwise do not make all requested repurchases, each shareholder’s request will be reduced on a pro rata basis.
PART 4 - COST BASIS SELECTION (Select only one)
U.S. federal income tax information reporting rules generally apply to certain transactions in our shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the Internal Revenue Service and to you. Generally these rules apply to our shares, including those purchased through our distribution reinvestment plan. You should consult your own tax advisor regarding the consequences of these rules and your cost basis reporting options.
Indicate below the cost basis method you would like us to apply.
IMPORTANT: If an option is not selected, your cost basis will be calculated using the FIFO method.

FIFO (First - In / First Out)

LIFO (Last - In / First Out) Consult your tax advisor to determine whether this method is available to you.

Specific Lots
If you have selected “Specific Lots,” please identify the lots below:

Date of Purchase:	Amount of Purchase:

Date of Purchase:	Amount of Purchase:

Date of Purchase:	Amount of Purchase:
PART 5 - PAYMENT
Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

PART 6 - SIGNATURE(S)
The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Offer to Purchase dated June 25, 2026 (the “Offer to Purchase”) and all capitalized terms used herein have the meaning as defined in the Offer to Purchase. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Company to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.
In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Custodian Print Name of Authorized Signatory (and Title if applicable)	Date